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                                                                   Exhibit 10.49

                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT, dated as of March 1, 2004, by and between Ladenburg Thalmann & Co. Inc., a Delaware corporation (the "Company"), and Salvatore Giardina (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to employ the Executive and the Executive desires to accept such employment on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. CERTAIN DEFINITIONS. For purposes of this Agreement:

                           1.1 "Board" means the Board of Directors of the
                  Company, as it may be constituted from time to time.

                           1.2 "Cause" means (1) any willful failure or refusal
                  by the Executive to attempt to perform his material duties which continues after written notice of such willful failure or refusal from the Board and a reasonable opportunity to cure; (2) the alcoholism or drug addiction of Executive; (3) conviction of a felony (other than a traffic violation); or
                  (4) any action taken by a regulatory body or a self regulatory organization that substantially impairs the Executive from performing his duties.

                           1.3 "Good Reason" means (1) relocation of the
                  Executive's principal place of business outside the New York, New York Area; (2) a material breach of this Agreement by the Company; provided that the Company has not remedied




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                  such breach or other violation of a Good Reason event within thirty (30) days of receipt of written notice of such breach or other violation.

         2. TERM OF EMPLOYMENT. Subject to Section 6 hereof, the term of the Executive's employment under this Agreement shall be from March __, 2004 through April 1, 2005 (the "Term").

         3. DUTIES OF EMPLOYMENT. The Executive hereby agrees for the Term to serve as the Company's Executive Vice President and Chief Financial Officer and to supervise and manage on a day-to-day basis the overall accounting functions and financial reporting of the Company or to perform such other executive responsibilities as may be assigned to him from time to time by the Board or the Company's Chief Executive Officer. The Executive shall perform such duties faithfully and diligently at all times and shall devote substantially all of his business time and efforts to the performance of his services hereunder, provided that the Executive may be involved in charitable activities and, with the consent of the Company, serve on boards of directors of other companies, provided such activities do not materially interfere with performance of Executive's obligations hereunder.

         4. COMPENSATION AND OTHER BENEFITS.

                           4.1 SALARY. As his base compensation for all services
                  to be rendered by the Executive hereunder, the Company shall pay to the Executive a base salary at a monthly rate of $17,833.33 in accordance with the Company's usual payroll practices for senior executives, and which shall be subject to annual increases each July 1. The monthly base salary set forth in this Section 4.1 shall hereinafter be referred to as the "Base Salary." The Company shall withhold or cause to be withheld from the Base Salary (and other amounts hereunder) all taxes and other amounts as are required by law to be withheld.





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                           4.2 ADDITIONAL COMPENSATION. In addition to the Base
                  Salary, the Executive will be eligible to receive additional compensation in the form of annual or other bonuses determined in the discretion of the Company.

                           4.3 PARTICIPATION IN EMPLOYEE BENEFIT PLANS. The
                  Executive shall be permitted to participate in all group life, hospitalization and disability insurance plans, health programs, pension plans, similar benefit plans, sick days, personal days, payroll practices and so-called "fringe benefit programs" of the Company (including the Ladenburg Thalmann & Co. Inc. Severance Pay Program) as are now existing or adopted, as such may hereafter be revised, replaced or terminated, and offered to senior executives generally to the extent the Executive is eligible under the eligibility provisions of any such plan. Further, for as long as such benefits are offered to the Company's management employees, the Company agrees to pay for, or at its option reimburse the Executive for, the cost of the Executive's group health care premium (family coverage), until termination of employment under this Agreement. The Executive shall be entitled to receive not less than four (4) weeks of paid vacation each contract year taken at such times as mutually agreed by the Company and the Executive; any unused vacation time shall accumulate to his benefit in later years.

                           4.4 The Company shall indemnify and hold Executive
                  harmless against any claims, suits, damages, losses or liabilities incurred by Executive or arising out of the acts by Executive made in the scope of his employment hereunder. The Company shall pay all costs and expenses including attorneys' fees incurred in the investigation, defense, appeal and any settlement of any such matter. Nothing contained herein shall entitle the Executive to indemnification by the Company in excess of that permitted under applicable law. This provision shall survive the termination of this Agreement.



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         5.       CONFIDENTIALITY, ETC.

                           5.1 The Executive covenants and agrees that he shall
                  treat as confidential all information and financial matters of the Company and its subsidiaries and affiliates, other than information which becomes generally available to the public otherwise than through disclosure by the Executive (collectively "Confidential Information"), including, without limitation, trade secrets, client lists, pricing policies, operational methods, research projects and technical processes, and that he shall not disclose, communicate or divulge any Confidential Information to any person or entity other than the Company or its affiliates and that he shall not use any Confidential Information for the benefit of any person or entity other than the Company or its affiliates unless expressly authorized in writing by the Board; PROVIDED, HOWEVER, that the foregoing shall not preclude the Executive from divulging information in what he reasonably and in good faith believes is in the ordinary cause of the Company's business or is required to be disclosed pursuant to regulatory requirement to regulatory agencies.

                           5.2 The Executive agrees that during the period he is
                  employed hereunder and for a period of one (1) year thereafter, he will not, without the prior written consent of the Company, directly or indirectly (including without limitation by assisting any other person or entity to do so or identifying for any other person or entity), (a) solicit, entice, persuade, or induce any employee, director, officer, associate, or substantially full-time consultant, agent or independent contractor of the Company or its affiliates (i) to terminate such person's employment or engagement by the Company or an affiliate or (ii) to become employed by any person, firm, partnership, corporation, or other entity other than the Company or its affiliates nor (b) solicit or transact any business with any prior (within six (6)



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                  months of termination) or then current customer and/or client of the Company or its affiliates.

                           5.3 If the Executive commits a material breach of any
                  of the provisions of Sections 5.1 or 5.2 above, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law (the foregoing being expressly waived by the Executive hereby), it being acknowledged and agreed by the Executive hereby that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under the law and in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

         6. TERMINATION.

                           6.1 Subject to the provisions of this Agreement, the
                  Company or the Executive may terminate the Executive's employment hereunder on thirty (30) days prior written notice to the other party, which notice shall specify in detail the basis for termination.

                           6.2 If the Company terminates the Executive's
                  employment hereunder for Cause, the Company shall pay the Executive any unpaid Base Salary earned through the date of termination, as well as any payments due to Executive under
                  Section 4.3.

                           6.3 If the Company terminates the Executive's
                  employment hereunder without Cause or the Executive terminates his employment hereunder for Good Reason, the Company shall pay Executive (1) any unpaid Base Salary earned



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                  through the date of termination, (2) the Additional
                  Compensation, if any, for periods preceding the date of termination to the extent not already paid, (3) as liquidated damages an amount equal to the greater of (A) his then-current annual salary multiplied by the number of years and partial years remaining to the end of the original term or (B) amounts due the Executive under the Ladenburg Thalmann Severance Pay Program, as well as (4) any payments due to Executive under
                  Section 4.3. The Company's obligations pursuant to this
                  Section 6.3 are not subject to the Executive's duty to mitigate damages by seeking other employment nor shall the aforesaid payments be reduced by amounts otherwise earned by the Executive.

                           6.4 The Company shall pay to the Executive, his
                  spouse, designated beneficiary or estate, as the case may be, any amounts owing pursuant to this Section 6 in a single lump sum within thirty (30) days following termination of the Executive's employment.

                           6.5 On termination of employment, the Executive shall
                  promptly return to the Company all documents, materials, papers, data, statements and any other written material (including but not limited to all copies thereof) belonging to the Company and other property of the Company.

         7. EXPENSES. The Company shall reimburse the Executive for his reasonable out-of-pocket expenses incurred pursuant to this Agreement and in connection with the performance of his duties under this Agreement, in accordance with the general policy of the Company, upon submission of satisfactory documentation evidencing such expenditures.

         8. NON-ASSIGNMENT. This Agreement and all of the Executive's rights and obligations hereunder are personal to the Executive and shall not be assignable; PROVIDED, HOWEVER, that upon his death all of the Executive's rights to cash payments under this Agreement shall inure to the benefit of his widow, personal representatives, designees or other



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legal representatives, as the case may be.
Any person, firm or corporation succeeding to the business of the Company by merger, purchase, consolidation or otherwise may assume by contract or operation of law the obligations of the Company hereunder; PROVIDED, HOWEVER, that the Company shall, notwithstanding such assumption, remain liable and responsible for the fulfillment of its obligations under this Agreement. This Agreement shall be binding upon the parties, their successors, heirs, administrators and permitted assigns.

         9.       OTHER PROVISIONS.

                           9.1 NOTICES. Any notice or other communication
                  required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:

                           (i)      if to the Company, to:

                                    Ladenburg Thalmann & Co. Inc.
                                    590 Madison Avenue
                                    New York, NY 10022
                                    Attention: Chief Executive Officer
                                    Facsimile: (212) 409-2101

                           (ii)     if to the Executive, to;

                                    Mr. Salvatore Giardina
                                    1 Wilfred Road
                                    Manalapan, NJ 07726
                                    Facsimile:

                           Any party may change its address for notice hereunder
                  by notice to the other party hereto.

                           9.2 ENTIRE AGREEMENT. This Agreement contains the
                  entire agreement between the parties with respect to the subject matter hereof and



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                  supersedes all prior representations, warranties and
                  agreements, written or oral, with respect thereto.

                           9.3 WAIVERS AND AGREEMENTS. This Agreement may be
                  amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                           9.4 GOVERNING LAW. This Agreement shall be governed
                  by and construed in accordance with the substantive laws of the State of New York, without regard to its principle of conflicts of law.

                           9.5 COUNTERPARTS. This Agreement may be executed in
                  two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

                           9.6 HEADINGS. The headings in this Agreement are for
                  reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         10. ARBITRATION. The parties hereto agree that, except as provided in
Section 5.3, any controversy or claim arising out of this Agreement or the Executive's employment hereunder (including without limitation any claims the Executive may have under federal, state or local discrimination laws) shall be determined by arbitration. Any arbitration under this Agreement shall be conducted pursuant to the Federal Arbitration Act and the substantive laws



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of the State of New York before the New York Stock Exchange in accordance with its constitution and rules. Such arbitration shall be held in New York City. The decision of the arbitrator(s) shall be final and binding upon the parties. The costs of arbitration, including the fees and expenses of the arbitrator, shall be borne fifty percent by the Company, on the one hand, and fifty percent by the Executive, on the other, but each shall pay its own attorneys' fees and other professional costs and expenses. Any decision rendered by the arbitrator, except as provided above, shall be final and binding and may be entered in any court having jurisdiction.

         11. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.



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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.


                                       Ladenburg Thalmann & Co. Inc.


                                       By: /s/ Victor M. Rivas
                                           -------------------------------------



                                           /s/ Salvatore Giardina
                                       -----------------------------------------
                                               Salvatore Giardina






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